UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 26, 2020

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31927	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (585) 736-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2020 (the “Effective Date”), VerifyMe, Inc. (the “Company”) completed the initial closing of senior secured convertible debentures (the “Debentures”) and warrants (the “Warrants”) to purchase the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a securities purchase agreement dated as of the Effective Date (the “Securities Purchase Agreement”) with certain accredited investors (the “Initial Purchasers”) as part of a $2,000,000 offering, resulting in aggregate gross proceeds from the private placement of $932,000. The Company used $750,000 of the proceeds from the sale of the Debentures and Warrants to redeem all of the previously outstanding Senior Secured Convertible Debentures issued on September 18, 2019 to Peak One Opportunity Fund, L.P. and TFK Investments, LLC. Remaining proceeds are expected to be used for working capital purposes. Certain of the Company’s directors and an entity in which an officer is a majority owner invested an aggregate of $150,000 in the private placement. The Securities Purchase Agreement contains customary representations, warranties and covenants.

The Debentures are due 18 months from the dates of issuance and are a senior secured obligation of the Company secured by all of the Company’s assets, including its intellectual property, pursuant to the terms of a security agreement dated as of the Effective Date (the “Security Agreement”). The Debentures are convertible at $0.08 per share at any time and automatically convert upon the earlier to occur of (i) the Common Stock becoming listed on a national securities exchange (an “Uplisting”) or (ii) the minimum bid price exceeding $0.50 per share for 20 consecutive trading days and the average trading volume during the 10 trading days prior to the conversion is at least 100,000 shares if the underlying shares may be sold under an effective registration statement or may be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The Debentures convert upon an Uplisting at the lower of $0.08 per share or a 30% discount to any public offering price. The Debentures accrue interest at 10% per annum paid in kind in the form of Common Stock at $0.08 per share. Accrued interest will be converted into shares of Common Stock upon conversion of the Debentures or will be due and payable upon maturity of the Debentures. The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if the Company issues Common Stock or Common Stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding Common Stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to the Company).

The Company issued the Warrants for an aggregate of 11,650,000 shares of Common Stock. Each Warrant has a three-year term and is immediately exercisable at an exercise price of $0.15 per share. If at any time after six months following the issuance date and prior to the expiration date of the Warrant, the Company fails to maintain an effective registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock underlying the Debentures and Warrants, the Warrant may be exercised by means of a cashless exercise until such time as there is an effective registration statement. The Warrants include an adjustment provision in the event the Company issues any Common Stock or securities convertible into, exercisable for, or otherwise entitles anyone to acquire Common Stock at an effective price per share that is lower than the exercise price of the Warrants, subject to certain exceptions, then at the holder’s option, the exercise price will be adjusted down to such lower price and the number of shares of Common Stock issuable upon the exercise of the Warrant will be increased such that the aggregate exercise price payable under the Warrant for the adjusted number of shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The conversion price of the Debentures and Warrants into Common Stock will be adjusted to account for any stock splits, reverse splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events. In addition, so long as 40% of the Debentures issued in the private placement are outstanding, the consent of a majority of the then outstanding Debenture holders will be required before the Company can (i) issue equity-linked securities with a variable market rate conversion ratio; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the Debentures; or (iii) amend, alter, or repeal any provision of the certificate of incorporation or bylaws of the Company in a manner adverse to the Debentures.

So long as no event of default has occurred and is continuing under the Debentures, the Company may at its option call for redemption all or part of the Debentures prior to the maturity date, upon not more than 10 calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount plus accrued but unpaid interest; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount plus accrued but unpaid interest; (iii) if the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount plus accrued but unpaid interest.

The Company has agreed to file a registration statement with the SEC registering for resale the number of shares of Common Stock equal to the principal amount of the Debentures, 18-months of interest and the shares underlying for the Warrants (in the aggregate, the “Registrable Shares”). The Company will use its best efforts to file the registration statement for the Registrable Shares within 60 days from the final closing date and have the registration statement declared effective within 120 days from the final closing date.

The Company engaged Carter, Terry & Company (“CTC”) as placement agent in connection with the private placement and in connection therewith, CTC received 608,462 restricted shares of Common Stock and a cash fee of $93,200. The Company has agreed to provide CTC with piggy-back registration rights with respect to the restricted shares however such rights will not apply to a registration statement the Company files in connection with a listing on a national securities exchange. The Company also agreed to provide payment for a Rule 144 legal opinion for the resale of these shares if permitted by applicable law in the event they have not been registered by July 9, 2020.

The foregoing summaries of the Securities Purchase Agreement, the Debenture, the Warrant and the Security Agreement, do not purport to be complete, and are qualified in their entirety by reference to the Securities Purchase Agreement, the Debenture, the Warrant and the Security Agreement, copies of which are being filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2020, in connection with the private placement and pursuant to the terms of the Securities Purchase Agreement, the Company issued Debentures to the Purchasers for aggregate gross proceeds of $932,000.

The disclosure regarding the terms of the private placement, to the extent required by Item 2.03 of Form 8-K, is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On February 26, 2020, in connection with the private placement, the Company issued to the Purchasers the Debentures in the aggregate principal amount of $932,000 and Warrants to purchase in the aggregate 11,650,000 shares of Common Stock. The securities issued in the private placement were issued in reliance upon exemptions from registration requirements pursuant to Rule 506 under Regulation D as promulgated under the Securities Act, and/or Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, and pursuant to applicable state securities laws and regulations, relative to transactions by an issuer not involving a public offering.

To the extent required by Item 3.02 of Form 8-K, the disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Debenture

4.2	Form of Warrant for the Purchase of Shares of Common Stock of VerifyMe, Inc.

10.1	Securities Purchase Agreement dated February 26, 2020

10.2	Security Agreement dated February 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 3, 2020	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer